Report of Ernst & Young LLP, Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of streetTRACKS Series Trust

In planning and performing our audits of the financial statements of streetTRACKS DJ Wilshire Total Market ETF (formerly, streetTRACKS
Total Market ETF), streetTRACKS DJ Wilshire Large Cap ETF, streetTRACKS DJ Wilshire Large Cap Growth ETF (formerly streetTRACKS
Dow Jones U.S. Large Cap Growth Index Fund), streetTRACKS DJ Wilshire
Large Cap Value ETF (formerly streetTRACKS Dow Jones U.S. Large Cap
Value Index Fund), streetTRACKS DJ Wilshire Mid Cap ETF, streetTRACKS
DJ Wilshire Mid Cap Growth ETF, streetTRACKS DJ Wilshire Mid Cap
Value ETF, streetTRACKS DJ Wilshire Small Cap ETF, streetTRACKS
DJ Wilshire Small Cap Growth ETF (formerly streetTRACKS Dow Jones U.S. Small Cap Growth Index Fund), streetTRACKS DJ Wilshire Small Cap Value
ETF (formerly streetTRACKS Dow Jones U.S. Small Cap Value Index Fund), streetTRACKS DJ Global Titans ETF (formerly streetTRACKS Dow Jones
Global Titans Index Fund), streetTRACKS DJ Wilshire REIT ETF (formerly
 streetTRACKS Wilshire REIT Index Fund), streetTRACKS KBW Bank ETF, streetTRACKS KBW Capital Markets ETF, streetTRACKS KWB Insurance ETF, streetTRACKS Morgan Stanley Technology ETF (formerly streetTRACKS
Morgan Stanley Technology Index Fund), SPDR Dividend ETF, SPDR O-Strip
ETF, SPDR BioTech ETF, SPDR Homebuilders ETF,SPDR Semiconductor ETF,
SPDR Metals & Mining ETF, SPDR Oil & Gas Equipment & Services ETF,
SPDR Oil & Gas Exploration & Production ETF, SPDR Pharmaceuticals ETF,
SPDR Retail ETF, and streetTRACKS KBW Regional Banking ETF,
(twenty-seven of the portfolios comprising streetTRACKS Series Trust), as of and for the year ended June 30, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, but not for the purpose of expressing an opinion on the effectiveness of streetTRACKS Series Trusts internal control over financial reporting. Accordingly, we express no such opinion.

The management of streetTRACKS Series Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of streetTRACKS Series Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in streetTRACKS Series Trusts internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of June 30, 2006.

This report is intended solely for the information and use of management and the Board of Trustees of streetTRACKS Series Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


							Ernst & Young LLP


Boston, Massachusetts
August 18, 2006